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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Thomas Zrust
U.S. Bank National Association
1401 Fifth Avenue, 7th Floor
Seattle, WA 98101
(206) 344-4687
(Name, address and telephone number of agent for service)

PLUM CREEK TIMBER COMPANY, INC.
PLUM CREEK TIMBERLANDS, L.P.
(Issuers with respect to the Securities)

Plum Creek Timber Company, Inc.—Delaware Plum Creek Timberlands, L.P.—Delaware	Plum Creek Timber Company, Inc.—91-1912863 Plum Creek Timberlands, L.P.—91-1920356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
999 Third Avenue, Suite 4300 Seattle, Washington 98104-4096	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Sercurities
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of December 31, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Registration Number 333-125542.

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NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, State of Washington on the 19th of April, 2006.

		By:	/s/ THOMAS ZRUST Thomas Zrust Vice President
By:	/s/ DYAN HUHTA Dyan Huhta Vice President

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Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 19, 2006

		By:	/s/ THOMAS ZRUST Thomas Zrust Vice President
By:	/s/ DYAN HUHTA Dyan Huhta Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2005

($000's)

12/31/2005
Assets
Cash and Due From Depository Institutions	$8,000,884
Federal Reserve Stock	0
Securities	39,572,460
Federal Funds	3,106,359
Loans & Lease Financing Receivables	134,097,750
Fixed Assets	1,828,573
Intangible Assets	11,264,248
Other Assets	10,997,136

Total Assets	$208,867,410
Liabilities
Deposits	$135,603,591
Fed Funds	3,133,087
Treasury Demand Notes	10,854,039
Trading Liabilities	186,413
Other Borrowed Money	24,865,833
Acceptances	60,785
Subordinated Notes and Debentures	6,606,929
Other Liabilities	6,323,045

Total Liabilities	$187,633,722
Equity
Minority Interest in Subsidiaries	$1,025,113
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,386,335

Total Equity Capital	$21,233,688
Total Liabilities and Equity Capital	$208,867,410

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ THOMAS ZRUST Vice President
Date: April 19, 2006

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  Exhibit 25.1